CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 9, 2014

Date of Report

(Date of Earliest Event Reported)

CIAO GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-166057	27-1897718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8390 LBJ Freeway, 10th Floor, Dallas, Texas 75243

(Address of principal executive offices (zip code))

(347) 560-5040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Ciao Group, Inc. acquired 100% of the outstanding shares of Image Access, Inc. (“Image”) and Global Axiom Services, LLC (“Global”) for a total of 1,500,000 common shares of the Company. The Company bought Global and Image because of the licenses they hold.

Global holds a Mobile Virtual Network Aggregator (“MVNA”) contract which gives it fundamental access to wireless communications and broad band services throughout North America.

Image has a license to operate as an Eligible Telecommunication Carrier "ETC" through the government assisted Lifeline Program and a Competitive Local Exchange Carrier "CLEC".

With the MVNA of Global and the licenses held by Image, the Company will maintain its focus through these subsidiaries on providing a premier delivery platform for customer emergent services including basic education, workforce preparedness, computer technology skills, credit responsibility and e-wallet services. We will also continue to expand our service offerings to include government assisted broadband, as well as other value added services as they become available.

The state licenses currently held under the CLEC are:

Alabama, Arkansas, Florida, Georgia, Indiana, Kentucky, Louisiana, North Carolina and South Carolina.

The state licenses currently held under the ETC Lifeline Program are:

Alabama, Louisiana, North Carolina and South Carolina.

Item 8.01 OTHER EVENTS

The Company had an outstanding legal dispute with SOLL Solucoes Financeiras Ltda which related to the reverse merger transaction completed in April 2014. The dispute was settled at no cost to the Company with 1,500,000 shares from the President and/or his affiliates which were received in the reverse merger transaction.

To the knowledge of the Company, there are no outstanding legal matters to which the Company is a party at the time of this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CIAO GROUP, INC.

/s/ Eugenio Santos

Eugenio Santos
Chief Executive Officer

Dated:  December 9, 2014

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